Exhibit 10.3

RETENSION PHARMACEUTICALS, INC.

SECOND AMENDMENT TO RETENSION PHARMACEUTICALS, INC. 2024 STOCK INCENTIVE PLAN

RECITALS

A. On January 30, 2024, the Board of Directors (the “Board”) of Retension Pharmaceuticals, Inc., a Delaware corporation (the “Company”), adopted the Retension Pharmaceuticals, Inc. 2024 Stock Incentive Plan (the “Plan”).

B. Pursuant to Section 7(g) of the Plan, the Board may terminate, amend or modify the Plan or any portion thereof at any time.

C. The Board approved and adopted the following amendment to the Plan (the “First Amendment”) on June 24, 2024:

AMENDMENT

1. Section 4 of the Plan is hereby amended and restated in its entirety as follows:

“Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 2,889,963 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award, or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan.

Subject to adjustments as provided in Section 7(d) of the Plan, the maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of incentive stock options under the provisions of Section 422 of the Code shall not exceed 2,899,963 shares.”

2. Except as set forth in this Second Amendment, the Plan will be unaffected and will remain in full force and effect.

[Signature Page Follows]

Executed on this 2nd day of May, 2024.

Retension Pharmaceuticals, Inc.

By:	/s/ Eric Keller
Name:	Eric Keller
Title:	Chief Executive Officer

[Signature Page to First Amendment to Retension Pharmaceuticals, Inc. 2024 Stock Incentive Plan]